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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement.


                                       ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
 October 11, 1996